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                        PROVANTAGE HEALTH SERVICES, INC.
               EXHIBIT 11 - COMPUTATION OF EARNINGS PER COMMON AND
                             COMMON EQUIVALENT SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                              Year to Date as of                          Fiscal Years Ended
                                         ------------------------------------------------------------------------------------
                                         October 30,      October 31,       January 30,      January 31,       February 1,
                                            1999              1998             1999              1998              1997
                                         (39 Weeks)        (39 Weeks)       (52 Weeks)        (52 Weeks)        (52 Weeks)
                                         ------------------------------------------------------------------------------------
BASIC:
Net earnings                             $     7,345      $      5,780     $       9,482     $      7,121      $      4,640
                                         ============     =============    ==============    =============     =============

Weighted average number of
  outstanding common shares                   14,761            12,550            12,550           12,550            12,550
                                         ============     =============    ==============    =============     =============

Net earnings per common
  share - basic (1)                      $      0.50      $       0.46     $        0.76     $       0.57      $       0.37
                                         ============     =============    ==============    =============     =============

DILUTED:
Net earnings                             $     7,345      $      5,780     $       9,482     $      7,121      $      4,640
                                         ============     =============    ==============    =============     =============

Weighted average number of
  outstanding common shares                   14,761            12,550            12,550           12,550            12,550
Number of common shares
  issuable assuming exercise
  of stock options                                 3              -                 -                -                 -

Weighted average number of
  outstanding common and
  common equivalent shares -
  assuming full dilution                      14,764            12,550            12,550           12,550            12,550
                                         ============     =============    ==============    =============     =============

Net earnings per common
  share - diluted (1)                    $      0.50      $       0.46     $        0.76     $       0.57      $       0.37
                                         ============     =============    ==============    =============     =============

(1) Earnings per share are computed by dividing net earnings by the weighted average number of outstanding common and common equivalent shares.